Exhibit 4.35

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO THE CREDIT AGREEMENT is made as of August 31, 2021, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and BIRKS GROUP INC. and together with each other Person organized under the laws of Canada or a province thereof that joins under the Credit Agreement as a “Borrower” in accordance with the terms of the Credit Agreement after the date hereof (each, a “Borrower” and all references herein to “Borrower” shall include each such additional Borrower who so joins).

WHEREAS the Borrower and the Agent (as successor to Wells Fargo Canada Corporation in its capacity as agent and the Lender signatory thereto) are parties to a Credit Agreement dated as of October 23, 2017 and Amendment No. 1 to Revolving Credit Agreement dated as of June 29, 2018, Amendment No. 2 to the Credit Agreement dated as of April 18, 2019, Amendment No. 3 to the Credit Agreement dated as of December 20, 2019 and Amendment No. 4 to the Credit Agreement dated as of July 2, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

AND WHEREAS the Borrower is proposing to obtain an additional $4,300,000 term loan from Investissement Québec (the “Additional Quebec Subordinated Debt”) pursuant to paragraph (i)(B) of the Quebec Subordinated Debt Documents (as defined herein);

AND WHEREAS the Borrower has previously obtained a $10,000,000 term loan from Investissement Québec pursuant to paragraph (i)(A) of the Quebec Subordinated Debt Documents;

AND WHEREAS in connection with the Credit Agreement the Borrower, Investissement Québec, the Agent and the Term Loan Agent have agreed to enter into the Quebec Subordination Agreement (as defined herein), pursuant to which (a) all Quebec Subordinated Debt (as defined herein) owing by the Borrower to Investissement Quebec is subordinate to all Indebtedness owing by the Borrower to the Agent and the Lender Group pursuant to or in connection with the Loan Documents and (b) the Quebec Subordinated Security (as defined herein) securing the Quebec Subordinated Debt shall be subordinated to the security constituted by the Loan Documents, in each case on the terms set out in the Quebec Subordination Agreement;

AND WHEREAS the Borrower has requested certain amendments to the Credit Agreement in connection with the incurrence of the Additional Quebec Subordinated Debt and entry into the Quebec Subordinated Debt Documents related thereto;

AND WHEREAS in connection with the foregoing, the parties hereto agreed to make the following amendments to the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1    Definitions. All capitalized terms used in this Agreement that are defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement, except to the extent that such terms are defined or modified in this Agreement, or the context otherwise requires. In addition, the following terms have the following meanings:

“Credit Agreement” has the meaning specified therefor in the recitals hereto.

“this Agreement” means this Amendment No. 5 to the Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

ARTICLE 2

AMENDMENTS TO CREDIT AGREEMENT

2.1    Effective as of the Effective Date (as defined below), Schedule 1.1 (Definitions) of the Credit Agreement is hereby amended as follows:

(a)	The following definitions are amended and restated in their entirety as follows:

“Quebec Subordinated Debt” means collectively, (i) all Indebtedness owing to Investissement Québec under the Quebec Subordinated Debt Documents in the original aggregate maximum principal amounts of $10,000,000 and $4,300,000, respectively, which Indebtedness shall be subject to the Quebec Subordination Agreement, and (ii) all other Indebtedness owing to Investissement Québec under the Quebec Subordinated Debt Documents or otherwise, in each case, which Indebtedness shall be expressly subordinate to payment in full of the Obligations pursuant to the Quebec Subordination Agreement.

“Quebec Subordinated Debt Documents” means, collectively, (i) (A) that certain Offre de Prêt (Loan Offer) from Investissement Québec to Borrower dated June 11, 2020, in respect of a term loan in the original maximum principal amount of $10,000,000 as amended by a letter dated February 18, 2021 from Investissement Québec to Borrower and (B) that certain Offre de Prêt (Loan Offer) from Investissement Québec to Borrower dated February 23, 2021, in respect of a term loan in the original maximum principal amount of $4,300,000, and, in each case, all security and other accessory documents or instruments thereto at any time, and subject at all times to the Quebec Subordination Agreement, (ii) the Quebec Subordinated Security; and (iii) all other agreements, documents and instruments evidencing all or any portion of the Quebec Subordinated Debt, and subject at all times to the Quebec Subordination Agreement, in each case as the same may be modified, amended, supplemented or restated with the prior written consent of the Agent.

“Quebec Subordination Agreement” means the amended and restated subordination agreement dated as of August 24, 2021 between the Borrower, Investissement Québec, the Term Loan Agent and the Agent, as the same may hereafter be amended, restated, supplemented or otherwise modified with the consent of Agent.

“Quebec Subordinated Security” means (a) the hypothecs dated on or about July 2, 2020 and June 18, 2021, respectively, granted by the Borrower in favour of Investissement Québec; and (b) any other present and future security, security interests, hypothecs, mortgages, prior claims, liens or charges affecting any of the Loan Parties’ assets, or any part thereof, now or hereafter held by or for the account of Investissement Québec as security for the Quebec Subordinated Debt created after the date hereof with the consent of the Agent, which security shall at all times be subordinated to the security granted by the Loan Parties under the Canadian Security Documents.

(b)	The following new definition is added after the definition of the term “Amendment No. 4 Effective Date”:

“Amendment No. 5 Effective Date” means August 31, 2021.

(c)	Paragraph (d) of the definition of Permitted Indebtedness is amended and restated in its entirety as follows:

(d)    the Quebec Subordinated Debt in an aggregate outstanding amount not to exceed $14,300,000 (as reduced by principal payments from time to time under the applicable Quebec Subordinated Debt Documents) and solely to the extent that such Indebtedness is subject to the Quebec Subordination Agreement; provided that the Quebec Subordinated Debt Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

ARTICLE 3

MISCELLANEOUS PROVISIONS

3.1    Conditions to Effectiveness. This Agreement shall become effective as of the date upon which all of the following conditions have been satisfied (the “Effective Date”):

(a)	Agent shall have received this Agreement or counterparts hereof duly executed and delivered by the Borrower, the Agent and Lender, all in accordance with Section 14.1 of the Credit Agreement;

(b)	Agent shall have received the Quebec Subordination Agreement duly executed and delivered by each of Borrower, Investissement Québec and the Term Loan Agent;

(c)

Agent shall have received copies of each Quebec Subordinated Debt Documents with respect to the Additional Quebec Subordinated Debt duly executed and delivered by each of the parties thereto, in form and substance reasonably satisfactory to the Agent;

(d)

Agent shall have received a copy of Amendment No. 3 to the Term Loan Agreement duly executed and delivered by the Borrower, the Term Loan Agent and the Lender party thereto, in form and substance reasonably satisfactory to the Agent;

(e)

no Default or Event of Default shall have occurred and be continuing on the Effective Date, nor shall either result from giving effect to the terms of this Agreement or the Quebec Subordinated Debt Documents and the transactions contemplated thereunder;

(f)

the representations and warranties of the Loan Parties or their respective Subsidiaries contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(g)	all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Borrower of this Agreement shall have been duly and effectively taken.

3.2    Representations and Warranties. The Borrower represents and warrants to the Lender Group and the Agent that, as of the date hereof, this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3    Continuance of the Loan Documents and the Credit Agreement. The Credit Agreement and the other Loan Documents, as changed, altered, amended or modified by this Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in this Agreement.

3.4    Confirmation of Existing Security. Borrower acknowledges and confirms that notwithstanding the execution of this Agreement, each of the existing security documents that Borrower has executed in favour of Agent for each member of the Lender Group and each of the Bank Product Providers (i) remains in full force and effect and has not been terminated discharged or released, (ii) constitutes legal valid and binding obligation of Borrower enforceable against Borrower under the laws of the Province of Ontario (or other governing law specified therein) and the laws of Canada applicable therein in accordance with its terms, subject to applicable bankruptcy insolvency and other laws of general application limiting the enforceability of creditors rights and (iii) continues to stand as valid and enforceable security subject to the qualifications set forth above for the Obligations.

3.5    Reservation of Rights. Agent and Lender Group hereby expressly reserve all of their available rights, remedies and claims in their entirety, any of which may be exercised or otherwise pursued at any time, and from time to time, in the sole and absolute discretion of Agent or Lender Group in accordance with the Credit Agreement, the other Loan Documents, or at law or in equity.

3.6    Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereto”, “hereby” and similar expressions, and each reference to “the Credit Agreement” and “the Agreement” in any Schedule to the Credit Agreement and, unless the context otherwise requires, any Loan Documents shall mean and refer to the Credit Agreement, as amended by this Agreement.

3.7    Cost and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent or any Lender in connection with the preparation, negotiation, execution, delivery, and administration of this Agreement and related documents including, without limitation, the reasonable fees and out-of-pocket expenses of Goodmans LLP, counsel for the Agent or any Lender with respect thereto and with respect to advising the Agent or any Lender as to its rights and responsibilities hereunder.

3.8    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

3.9    Interpretation. To the fullest extent permitted by applicable law, neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Agent, the Lender Group or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

3.10    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

3.11    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

3.12    Governing Law.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE PROVINCE OF ONTARIO; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.12.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN

OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY SWING LENDER, ANY OTHER LENDER, ANY ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

3.13    Release.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS -COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF, ITS LIABILITY TO REPAY THE OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT, THE LENDERS AND THEIR RESPECTIVE AFFILIATES AND APPROVED FUNDS, IN EACH CASE IN WHATEVER CAPACITY (EACH A “LENDER PARTY”) (OR ANY LENDER PARTY) ARISING UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH LENDER PARTY AND EACH OF THEIR RESPECTIVE RELATED PARTIES, IN EACH CASE IN WHATEVER CAPACITY (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS ORIGINATED, TAKEN OR EXECUTED, WHICH SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH OR RELATING TO ANY LOANS, THE EXERCISE OF ANY RIGHTS AND

REMEDIES UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. EACH LOAN PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS AND OCCURRING PRIOR TO EFFECTIVENESS OF THIS AGREEMENT RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD EACH LENDER PARTY AND EACH OTHER RELEASED PARTY HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS SECTION. EACH LOAN PARTY REPRESENTS AND WARRANTS TO LENDER PARTIES THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF SUCH LOAN PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF SUCH LOAN PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS RELEASE AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO LENDER PARTIES ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF ANY LENDER PARTY TO ANY LOAN PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING; OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF ANY LENDER PARTY TO ANY LOAN PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST ANY LENDER PARTY BY ANY LOAN PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BIRKS GROUP INC.
By:	/s/ Katia Fontana
Name: Katia Fontana
Title: Vice President and CFO
By:	/s/ Miranda Melfi
Name: Miranda Melfi
Title: Vice President, Human Resources, Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment No. 5 to the Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Agent and as Lender
By:	/s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President Credit Officer, Canada

[Signature Page to Amendment No. 5 to the Credit Agreement]

AGREED TO AND ACKNOWLEDGED by the undersigned as of the date first indicated above.

CASH, GOLD & SILVER INC., as guarantor
By:	/s/ Katia Fontana
Name: Katia Fontana
Title: Vice President
By:	/s/ Miranda Melfi
Name: Miranda Melfi
Title: Secretary